Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lattice Semiconductor Corporation 2023 Equity Incentive Plan of our reports dated February 17, 2023 with respect to the Consolidated Financial Statements of Lattice Semiconductor Corporation, and the effectiveness of internal control over financial reporting of Lattice Semiconductor Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

May 8, 2023